                                                                     EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-05005, 333-01337, 33-64105, 33-53661, 33-53409, 33-
52379, and 33-50985,) and Forms S-8 (File Nos. 333-18169, 33-62309, 33-62303,
33-55511, 33-55509, 33-55272, 33-55270, 33-52253, 33-51114, 33-51082, 33-
51052, 33-50151, 33-50147, 33-49783, and 33-36571) of our report dated
February 7, 1997 with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Columbia/HCA Healthcare Corporation for the year ended December 31, 1996.

Nashville, Tennessee
March 26, 1997